EXHIBIT 99.1

FOR IMMEDIATE RELEASE

First National Community Bancorp, Inc. Reports

Second Quarter 2016 Net Income

Dunmore, Pa., July 29, 2016/Globe Newswire/—First National Community Bancorp, Inc. (OTCQX: FNCB), the parent company of Dunmore-based FNCB Bank (the “Bank”), announced net income for the three months ended June 30, 2016 was $1.6 million, or $0.10 per basic and diluted share. Net income for the comparable period of 2015 was $0.8 million, or $0.05 per basic and diluted share. The $0.8 million, or 98.4%, improvement in second quarter earnings reflected increases in net interest income and non-interest income, partially offset by higher provisions for loan and lease losses, income taxes and an increase in non-interest expense. Net income for the six months ended June 30, 2016 was $2.8 million, or $0.17 per basic and diluted share, compared to net income of $4.3 million, or $0.26 per basic and diluted share, for the same period of 2015. Annualized return on average assets was 0.60% and 0.51%, respectively, for the three and six months ended June 30, 2016, compared to 0.34% and 0.89%, for the respective periods of 2015. Annualized return on average equity was 7.12% and 6.15%, respectively, for the three- and six-month periods ended June 30, 2016, compared to 5.89% and 15.84%, respectively, for the comparable periods in 2015. FNCB paid holders of its common stock dividends of $0.02 for the second quarter of 2016, totaling $0.04 per share for the year-to-date period of 2016. FNCB did not pay a dividend during the first six months of 2015.

Effective June 30, 2016, the Bank, formerly known as First National Community Bank, completed a charter conversion from a national bank to a Pennsylvania state bank. The conversion followed receipt of required regulatory approvals from the Pennsylvania Department of Banking and Securities. Effective with the conversion, the Bank changed its legal name to FNCB Bank.

Performance Highlights:

●	Reinstated dividend reinvestment and stock purchase plan;
●	Year over year growth in net interest income of $2.5 million, or 20.2%;
●	29 basis point improvement in tax-equivalent net interest margin comparing the second quarters of 2016 and 2015; and
●	23.3% decrease in non-performing loans from prior quarter end; 52.4% decrease from one year ago.

“During the second quarter we were able to create meaningful value for our shareholders by reinstituting the dividend reinvestment and stock purchase plan,” stated Gerard A. Champi, President and Chief Executive Officer. “Through the plan, shareholders once again have the ability to increase their investment in FNCB at a discounted price,” mentioned Champi. “I am also happy to say that, during the second quarter, the Bank successfully completed a charter conversion from a national bank to a Pennsylvania state bank. In addition to reducing our annual regulatory assessment costs, becoming a state-chartered institution provides FNCB with greater flexibility to execute strategies for long-term growth and increase bank profitability going forward. The conversion was a seamless transition and had no change in FDIC deposit insurance coverage for our customers. We are committed to and will continue to offer and deliver the same high level products and quality services our customers are accustomed to receiving,” concluded Champi.

Summary Results for the Three and Six Months Ended June 30, 2016

Net interest income before provision (credit) for loan and lease losses was $7.6 million for the second quarter, and $15.2 million for the six months ended June 30, 2016 compared to $6.3 million and $12.6 million for the same periods in 2015. The improvement for both the quarter and year-to-date periods primarily reflected significant growth in earning assets, higher earning asset yields and reduced funding costs. Average earning assets grew $83.0 million, or 9.1%, and $83.9 million, or 9.2%, comparing the quarter and year-to-date periods ended June 30, 2016 and 2015, respectively. Tax-equivalent earning asset yields improved 11 basis points for the second quarter and 7 basis points for the six months ended June 30, 2016 over the same periods of 2015. Comparing the three months and six months ended June 30, 2016 and 2015, FNCB’s cost of funds decreased 23 basis points and 25 basis points, respectively. Causing the greatest impact in funding costs was a decrease in the cost of borrowed funds, which resulted from a modification of the interest rate on FNCB’s subordinated notes from 9.00% to 4.50% in mid-2015. The tax-equivalent net interest margin for second quarter 2016 was 3.14%, a 3 basis point improvement from the first quarter of 2016, and 29 basis points higher than the same prior year period.

Non-interest income totaled $2.1 million for the three months ended June 30, 2016, compared to $1.5 million for the comparable period of 2015. The $0.6 million, or 35.5%, increase primarily reflected an increase in net gains on the sale of securities of $0.8 million, partially offset by a reduction due to a legal settlement of $0.2 million received in the second quarter of 2015. For the six months ended June 30, 2016, non-interest income totaled $3.4 million, a decrease of $1.6 million, or 31.0%, compared to $5.0 million for the same six months of 2015. The change resulted primarily from decreases in net gains on the sale of securities, legal settlements and other income of $1.3 million, $0.2 million and $0.1 million, respectively.

For the three months ended June 30, 2016, non-interest expense totaled $7.0 million, an increase of $0.3 million, or 5.2%, from $6.7 million for the same three months of 2015. The increase in 2016 was due primarily to higher salaries and benefits expense of $0.4 million, which resulted from additions to staff and increases in health insurance costs. Also affecting non-interest expense were increases in regulatory assessments, expense of other real estate owned and Bank shares tax. Expenses of other real estate owned included a valuation adjustment of $0.1 million on a Bank property that was previously held for expansion. These increases were partially mitigated by decreases in occupancy expense and insurance expense. On a year-to-date basis, non-interest expense increased $0.3 million, or 2.7%, to $13.8 million in 2016 from $13.5 million in 2015. The increase in the first half of 2016 as compared to the same period of 2015 was due primarily to increases in salaries and benefits expenses of $0.8 million and data processing expense of $0.1 million. These increases were partially offset by lower occupancy expense, regulatory assessments, and insurance expense.

Asset Quality

Total non-performing loans were $2.7 million at June 30, 2016, a decrease of $0.8 million, or 23.3%, from $3.6 million at March 31, 2016, and $1.0 million, or 27.7%, from December 31, 2015. The ratio of non-performing loans to total loans was 0.37% at June 30, 2016 compared to 0.49% at March 31, 2016 and 0.52% at December 31, 2015. (At March 31, 2016, the most recent data available, the FDIC average for commercial banks with assets between $1.0 billion and $3.0 billion was 0.81%.) The allowance for loan and lease losses as a percentage of gross loans was 1.17% at June 30, 2016, 1.19% at March 31, 2016 and 1.21% at the end of 2015. (The above described FDIC peer group average was 1.25% at March 31, 2016.)

Financial Condition

Total assets were relatively stable, decreasing $3.1 million, or 0.3%, to $1.088 billion at June 30, 2016 from $1.091 billion at December 31, 2015. The change in total assets primarily reflected an $8.4 million, or 3.3%, increase in available-for-sale securities, which was more than offset by reductions of $4.5 million in net deferred tax assets, $1.1 million in FHLB of Pittsburgh stock, $1.5 million in OREO and $3.4 million in cash and cash equivalents. Total deposits grew $14.3 million, or 1.7%, to $835.8 million at June 30, 2016 from $821.5 million at December 31, 2015. The deposit growth was used to repay $15.0 million in advances from the FHLB of Pittsburgh. In addition, on March 1, 2016, FNCB repaid in its entirety $10.8 million in accrued interest that it had previously been deferring on the subordinated debentures (“Notes”) for the period September 1, 2010 through May 31, 2015.

Total shareholders’ equity increased $9.3 million, or 10.8%, to $95.5 million at June 30, 2016 from $86.2 million at December 31, 2015. The capital improvement resulted primarily from a $7.0 million increase in accumulated other comprehensive income, which resulted from appreciation in the fair value of available-for-sale securities net of the tax impact of the appreciation, coupled with net income for the first six months of 2016 of $2.8 million.

At June 30, 2016, the Company’s total risk-based capital and Tier I leverage ratios were 12.00% and 7.31%, respectively. The respective ratios for the Bank at June 30, 2016 were 12.97% and 8.82%. The ratios well exceeded the 10.00% and 5.00% required to be well capitalized under the prompt corrective action provisions of the Basel III capital framework for U.S. banking organizations.

Availability of Filings

Copies of FNCB’s most recent Annual Report on Form 10-K and Quarterly Report on form 10-Q will be provided upon request from: Shareholder Relations, First National Community Bancorp, Inc., 102 East Drinker Street, Dunmore, PA 18512 or by calling (570) 348-6419. All of FNCB’s filings with the Securities and Exchange Commission are also available on the Investor Relations page of FNCB’s website, www.fncb.com/investorrelations.

About FNCB Bank:

First National Community Bancorp, Inc. is the bank holding company of FNCB Bank, which provides personal, small business and commercial banking services to individuals and businesses throughout Lackawanna, Luzerne, and Wayne Counties in Northeastern Pennsylvania. The institution was established as a National Banking Association in 1910 as The First National Bank of Dunmore, and had been operating under the name First National Community Bank from 1988 through June 2016. Effective June 30, 2016, the institution changed its name to FNCB Bank upon its conversion from a national charter to a Pennsylvania state charter. For more information about FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and

Chief Financial Officer

FNCB Bank

(570) 348-6419

james.bone@fncb.com

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in our markets; the effects of, and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of FNCB to compete with other institutions for business; the composition and concentrations of FNCB’s lending risk and the adequacy of FNCB’s reserves to manage those risks; the valuation of FNCB’s investment securities; the ability of FNCB to pay dividends or repurchase common shares; the ability of FNCB to retain key personnel; the impact of any pending or threatened litigation against FNCB; the marketability of shares of FNCB and fluctuations in the value of FNCB’s share price; the effectiveness of FNCB’s system of internal controls; the ability of FNCB to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the impact of technological changes and security risks upon our information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2015.

[The Company provides tabular information as follows]

First National Community Bancorp, Inc.
Selected Financial Data

	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
	2016	2016	2015	2015	2015
Per share data:
Net income (fully diluted)	$0.10	$0.07	$1.77	$0.14	$0.05
Cash dividends declared	$0.02	$0.02	$-	$-	$-
Book value	$5.76	$5.57	$5.22	$3.61	$3.33
Tangible book value	$5.75	$5.56	$5.21	$3.60	$3.31
Market value:
High	$6.12	$6.90	$5.50	$6.05	$6.55
Low	$5.50	$5.11	$5.06	$5.02	$5.15
Close	$5.60	$6.12	$5.25	$5.19	$6.05
Common shares outstanding	16,586,868	16,530,432	16,514,245	16,500,945	16,500,945

Selected ratios:
Annualized return on average assets	0.60%	0.42%	10.99%	0.91%	0.34%
Annualized return on average shareholders' equity	7.12%	5.15%	192.68%	16.38%	5.89%
Tier I leverage ratio	7.31%	7.08%	7.27%	6.57%	6.64%
Total risk-based capital to risk-adjusted assets	12.00%	11.81%	11.79%	11.20%	11.60%
Average shareholders' equity to average total assets	8.40%	8.15%	5.70%	5.55%	5.73%
Yield on earning assets (FTE)	3.56%	3.52%	3.56%	3.50%	3.45%
Cost of funds	0.50%	0.48%	0.48%	0.51%	0.73%
Net interest spread (FTE)	3.06%	3.04%	3.08%	2.98%	2.72%
Net interest margin (FTE)	3.14%	3.11%	3.15%	3.07%	2.85%
Total delinquent loans/total loans	0.74%	0.82%	0.84%	1.29%	1.34%
Allowance for loan and lease losses/total loans	1.17%	1.19%	1.20%	1.36%	1.51%
Non-performing loans/total loans	0.37%	0.49%	0.52%	0.93%	0.84%
Annualized net charge-offs/average loans	0.26%	0.47%	0.02%	0.04%	0.14%

First National Community Bancorp, Inc.
Year-to-Date Consolidated Statements of Income

	Six Months Ended
	June 30,
(in thousands, except share data)	2016	2015
Interest income
Interest and fees on loans	$14,001	$12,947
Interest and dividends on securities
U.S. government agencies	1,830	1,983
State and political subdivisions, tax-free	21	72
State and political subdivisions, taxable	1,159	123
Other securities	190	239
Total interest and dividends on securities	3,200	2,417
Interest on interest-bearing deposits in other banks	6	32
Total interest income	17,207	15,396
Interest expense
Interest on deposits	1,305	1,326
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	315	239
Interest on subordinated debentures	318	1,128
Interest on junior subordinated debentures	118	100
Total interest on borrowed funds	751	1,467
Total interest expense	2,056	2,793
Net interest income before provision (credit) for loan and lease losses	15,151	12,603
Provision (credit) for loan and lease losses	1,092	(149)
Net interest income after provision (credit) for loan and lease losses	14,059	12,752
Non-interest income
Deposit service charges	1,418	1,419
Net gain on the sale of securities	960	2,298
Net gain on the sale of mortgage loans held for sale	139	56
Net (loss) gain on the sale of other real estate owned	(3)	16
Loan-related fees	202	196
Income from bank-owned life insurance	289	270
Other	420	709
Total non-interest income	3,425	4,964
Non-interest expense
Salaries and employee benefits	7,103	6,342
Occupancy expense	822	1,165
Equipment expense	848	826
Data processing expense	1,017	949
Regulatory assessments	430	508
Bank shares tax	493	435
Expense of other real estate owned	240	247
Legal expense	206	251
Professional fees	559	587
Insurance expense	253	400
Other operating expenses	1,858	1,752
Total non-interest expense	13,829	13,462
Income before income taxes	3,655	4,254
Income tax expense (benefit)	887	(40)
Net income	$2,768	$4,294

Income per share
Basic	$0.17	$0.26
Diluted	$0.17	$0.26

Cash dividends declared per common share	$0.04	$-
Weighted average number of shares outstanding:
Basic	16,534,464	16,495,558
Diluted	16,534,464	16,495,558

First National Community Bancorp, Inc.
Quarter-to-Date Consolidated Statements of Income

	Three Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands, except share data)	2016	2016	2015	2015	2015
Interest income
Interest and fees on loans	$7,032	$6,969	$7,032	$6,693	$6,475
Interest and dividends on securities
U.S. government agencies	900	930	992	1,061	1,012
State and political subdivisions, tax-free	11	10	18	19	22
State and political subdivisions, taxable	624	535	458	324	97
Other securities	94	96	102	92	82
Total interest and dividends on securities	1,629	1,571	1,570	1,496	1,213
Interest on interest-bearing deposits in other banks	2	4	4	10	11
Total interest income	8,663	8,544	8,606	8,199	7,699
Interest expense
Interest on deposits	663	642	628	677	643
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	167	148	147	128	119
Interest on subordinated debentures	159	159	160	162	565
Interest on junior subordinated debentures	61	57	56	50	51
Total interest on borrowed funds	387	364	363	340	735
Total interest expense	1,050	1,006	991	1,017	1,378
Net interest income before provision (credit) for loan and lease losses	7,613	7,538	7,615	7,182	6,321
Provision (credit) for loan and lease losses	396	696	(1,005)	(191)	345
Net interest income after provision (credit) for loan and lease losses	7,217	6,842	8,620	7,373	5,976
Non-interest income
Deposit service charges	717	701	742	799	745
Net gain (loss) on the sale of securities	857	103	(6)	4	74
Net gain on the sale of mortgage loans held for sale	71	68	223	13	16
Net gain (loss) on the sale of other real estate owned	2	(5)	17	129	11
Loan-related fees	95	107	152	94	106
Income from bank-owned life insurance	143	146	149	145	135
Legal settlements	-	-	-	-	184
Other	209	211	180	195	274
Total non-interest income	2,094	1,331	1,457	1,379	1,545
Non-interest expense
Salaries and employee benefits	3,589	3,514	4,228	3,240	3,203
Occupancy expense	329	493	619	500	532
Equipment expense	425	423	423	408	442
Data processing expense	494	523	556	471	501
Regulatory assessments	193	237	239	203	99
Bank shares tax	252	241	53	217	218
Expense of other real estate owned	194	46	62	91	147
Legal expense	86	120	106	80	88
Professional fees	272	287	234	193	286
Insurance expense	125	128	131	128	202
Legal settlement	-	-	777	-	-
Other operating expenses	1,066	792	1,159	884	962
Total non-interest expense	7,025	6,804	8,587	6,415	6,680
Income before income taxes	2,286	1,369	1,490	2,337	841
Income tax expense (benefit)	661	226	(27,719)	-	22
Net income	$1,625	$1,143	$29,209	$2,337	$819

Income per share
Basic	$0.10	$0.07	$1.77	$0.14	$0.05
Diluted	$0.10	$0.07	$1.77	$0.14	$0.05

Cash dividends declared per common share	$0.02	$0.02	$-	$-	$-
Weighted average number of shares outstanding:
Basic	16,549,169	16,519,759	16,506,294	16,500,945	16,500,945
Diluted	16,549,169	16,519,759	16,506,294	16,500,945	16,500,945

First National Community Bancorp, Inc.
Consolidated Balance Sheets

	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands)	2016	2016	2015	2015	2015
Assets
Cash and cash equivalents:
Cash and due from banks	$15,847	$16,367	$19,544	$20,631	$22,443
Interest-bearing deposits in other banks	1,825	1,847	1,539	10,383	49,872
Total cash and cash equivalents	17,672	18,214	21,083	31,014	72,315
Securities available for sale, at fair value	262,190	263,523	253,773	249,228	226,539
Stock in Federal Home Loan Bank of Pittsburgh at cost	5,219	3,932	6,344	4,298	2,684
Loans held for sale	563	455	683	4,634	138
Loans, net of net deferred costs and unearned income	733,720	728,158	733,716	723,166	683,588
Allowance for loan and lease losses	(8,559)	(8,635)	(8,790)	(9,825)	(10,328)
Net loans	725,161	719,523	724,926	713,341	673,260
Bank premises and equipment, net	10,793	10,904	11,193	11,258	11,059
Accrued interest receivable	2,511	2,854	2,475	2,618	2,174
Intangible assets	55	96	137	179	220
Bank-owned life insurance	29,670	29,527	29,381	29,232	29,087
Other real estate owned	1,628	1,806	3,154	1,618	1,740
Other assets	32,076	34,181	37,469	7,799	8,455
Total assets	$1,087,538	$1,085,015	$1,090,618	$1,055,219	$1,027,671

Liabilities
Deposits:
Demand (non-interest-bearing)	$144,082	$162,882	$154,531	$152,038	$144,075
Interest-bearing	691,751	720,243	667,015	700,004	721,293
Total deposits	835,833	883,125	821,546	852,042	865,368
Borrowed funds:
Federal Home Loan Bank of Pittsburgh advances	120,771	74,511	135,802	93,058	57,771
Subordinated debentures	14,000	14,000	14,000	14,000	14,000
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Total borrowed funds	145,081	98,821	160,112	117,368	82,081
Accrued interest payable	311	333	11,165	11,187	11,344
Other liabilities	10,813	10,695	11,617	14,989	13,935
Total liabilities	992,038	992,974	1,004,440	995,586	972,728

Shareholders' equity
Preferred stock	-	-	-	-	-
Common stock	20,734	20,663	20,643	20,626	20,626
Additional paid-in capital	62,210	62,069	62,059	61,939	61,870
Retained earnings (accumulated deficit)	5,820	4,527	3,714	(25,495)	(27,832)
Accumulated other comprehensive income (loss)	6,736	4,782	(238)	2,563	279
Total shareholders' equity	95,500	92,041	86,178	59,633	54,943
Total liabilities and shareholders’ equity	$1,087,538	$1,085,015	$1,090,618	$1,055,219	$1,027,671

First National Community Bancorp, Inc.
Summary Tax-equivalent Net Interest Income

	Three Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(dollars in thousands)	2016	2016	2015	2015	2015
Interest income
Loans:
Loans - taxable	$6,674	$6,603	$6,694	$6,371	$6,148
Loans - tax-free	542	555	512	488	495
Total loans	7,216	7,158	7,206	6,859	6,643
Securities:
Securities, taxable	1,618	1,561	1,552	1,477	1,191
Securities, tax-free	17	15	27	29	33
Total interest and dividends on securities	1,635	1,576	1,579	1,506	1,224
Interest-bearing deposits in other banks	2	4	4	10	11
Total interest income	8,853	8,738	8,789	8,375	7,878
Interest expense
Deposits	663	642	628	677	643
Borrowed funds	387	364	363	340	735
Total interest expense	1,050	1,006	991	1,017	1,378
Net interest income	$7,803	$7,732	$7,798	$7,358	$6,500

Average balances
Earning assets:
Loans:
Loans - taxable	$682,642	$683,198	$685,795	$660,709	$637,005
Loans - tax-free	48,131	48,433	43,429	41,746	42,225
Total loans	730,773	731,631	729,224	702,455	679,230
Securities:
Securities, taxable	260,835	256,555	251,108	241,799	211,833
Securities, tax-free	1,090	1,107	1,713	1,707	2,007
Total securities	261,925	257,662	252,821	243,506	213,840
Interest-bearing deposits in other banks	2,347	3,746	6,797	12,185	18,984
Total interest-earning assets	995,045	993,039	988,842	958,146	912,054
Non-earning assets	97,271	101,958	65,633	62,063	62,254
Total assets	$1,092,316	$1,094,997	$1,054,475	$1,020,209	$974,308
Interest-bearing liabilities:
Deposits	$725,552	$725,369	$702,783	$690,039	$646,656
Borrowed funds	117,229	113,386	119,281	105,109	108,234
Total interest-bearing liabilities	842,781	838,755	822,064	795,148	754,890
Demand deposits	146,622	146,994	146,457	143,140	137,674
Other liabilities	11,125	19,967	25,811	25,303	25,964
Shareholders' equity	91,788	89,281	60,143	56,618	55,780
Total liabilities and shareholders' equity	$1,092,316	$1,094,997	$1,054,475	$1,020,209	$974,308

Yield/Cost
Earning assets:
Loans:
Interest and fees on loans - taxable	3.91%	3.87%	3.90%	3.86%	3.86%
Interest and fees on loans - tax-free	4.50%	4.58%	4.72%	4.67%	4.69%
Total loans	3.95%	3.91%	3.95%	3.91%	3.91%
Securities:
Securities, taxable	2.48%	2.43%	2.47%	2.44%	2.25%
Securities, tax-free	6.11%	5.48%	6.37%	6.75%	6.64%
Total securities	2.50%	2.45%	2.50%	2.47%	2.29%
Interest-bearing deposits in other banks	0.34%	0.43%	0.24%	0.33%	0.23%
Total earning assets	3.56%	3.52%	3.56%	3.50%	3.45%
Interest-bearing liabilities:
Interest on deposits	0.37%	0.35%	0.36%	0.39%	0.40%
Interest on borrowed funds	1.32%	1.28%	1.22%	1.29%	2.72%
Total interest-bearing liabilities	0.50%	0.48%	0.48%	0.51%	0.73%
Net interest spread	3.06%	3.04%	3.08%	2.98%	2.72%
Net interest margin	3.14%	3.11%	3.15%	3.07%	2.85%

First National Community Bancorp, Inc.
Asset Quality Data

	Jun 30,	Mar 31,	Dec 31,	Sept 30,	Jun 30,
(in thousands)	2016	2016	2015	2015	2015
At period end
Non-accrual loans, including non-accruing troubled debt restructured loans (TDRs)	$2,739	$3,569	$3,788	$6,741	$5,757
Loans past due 90 days or more and still accruing	-	-	-	-	-
Total non-performing loans	2,739	3,569	3,788	6,741	5,757
Other real estate owned (OREO)	1,628	1,806	3,154	1,618	1,740
Total non-performing loans and OREO	$4,367	$5,375	$6,942	$8,359	$7,497

Accruing TDRs	$4,043	$4,623	$4,982	$5,065	$5,289

For the three months ended
Allowance for loan and lease losses
Beginning balance	$8,635	$8,790	$9,825	$10,328	$10,944
Loans charged-off	709	1,148	198	968	1,192
Recoveries of charged-off loans	237	297	168	656	231
Net charge-offs	472	851	30	312	961
Provision (credit) for loan and lease losses	396	696	(1,005)	(191)	345
Ending balance	$8,559	$8,635	$8,790	$9,825	$10,328